Exhibit 10.1
EXECUTION COPY
FEDERAL SIGNAL CORPORATION
1415 W. 22nd Street
Oak Brook, Illinois 60523-9945
(630) 954-2000
Fax: (630) 954-2030
GLOBAL AMENDMENT
TO NOTE PURCHASE AGREEMENTS
Note Purchase Agreement dated as of June 1, 1999, as
supplemented by a First Supplement dated as of May 15, 2001, a Second Supplement dated as of November 15, 2001 and a
Third Supplement dated as of December 1, 2002
Note Purchase Agreement dated as of December 15, 2002,
as amended by an Assumption and First Amendment
dated as of January 31, 2008
Master Note Purchase Agreement dated as of June 1, 2003
Dated as of April 27, 2009
To the Holders of the Senior Notes
 of Federal Signal Corporation
 Named in the Attached Annex I
Ladies and Gentlemen:
          Federal Signal Corporation, a Delaware corporation (the “Company”), agrees with you as follows:
1. PRELIMINARY STATEMENT.
          Reference is made to (i) the Note Purchase Agreement dated as of June 1, 1999, as supplemented by a First Supplement dated as of May 15, 2001 (‘First Supplement”), a Second Supplement dated as of November 15, 2001 (“Second Supplement”) and a Third Supplement dated as of December 1, 2002 (“Third Supplement”) among Federal Signal Corporation (the “Company”) and each of the Purchasers named in Schedules A thereto (such Note Purchase Agreement, as so supplemented, the “1999 Note Agreement”); (ii) the Note Purchase Agreement dated as of December 15, 2002, as amended by an Assumption and First Amendment dated as of January 31, 2008, among the Company (as guarantor of and successor to Federal Signal Canada Finance Company) and the Purchasers named in Schedule A thereto (the “2002 Note

Agreement”); and (iii) the Master Note Purchase Agreement dated as of June 1, 2003 among the Company and the Purchasers named in Schedule A thereto (the “2003 Note Agreement” and, together with the 1999 Note Agreement and the 2002 Note Agreement, the “Note Agreements”).
          Pursuant to the Note Agreements the following series of Senior Notes were issued, all or a portion of which remain outstanding:
$50,000,000 6.79% Senior Notes, Series 1999-A, due June 15, 2011;
$50,000,000 6.60% Senior Notes, Series 2001-A, Tranche 2, due May 30, 2011;
$60,000,000 5.24% Senior Notes, Series 2002-A, due December 15, 2012;
$40,000,000 4.93% Guaranteed Senior Notes due December 30, 2012;
$20,000,000 Floating Rate Senior Notes, Series 2003-A, Tranche 2, due June 30, 2010;
$10,000,000 Floating Rate Senior Notes, Series 2003-A, Tranche 3, due June 30, 2013 (and, together with the Senior Notes referenced above, the “Existing Notes”).
          Each register for the registration and transfer of Existing Notes indicates that you and each of the other parties named in Annex 1 to this Global Amendment to Note Purchase Agreements (this “Global Amendment”) are currently the holders of the entire outstanding principal amount of the Existing Notes. You are referred to herein individually as a “Holder” and collectively as the “Holders.” Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Note Agreements.
2. AMENDMENTS OF NOTE AGREEMENTS.
2.1. Amendment to References to Federal Signal in 2002 Note Agreement.
          Each reference to “Federal Signal” in the 2002 Note Agreement is replaced with “the Company.”
2.2. Amendment to References to Restricted Subsidiaries in Note Agreements.
          Each reference to “Restricted Subsidiary” or “Restricted Subsidiaries” in each Note Agreement is replaced with “Subsidiary” or “Subsidiaries.”

2.3. Interest Rates and Calculations.
          The interest rate on each series of Notes, or the calculation thereof, is modified as follows:
     (a) Commencing on the Effective Date (as hereinafter defined), the interest rate payable on the Series 1999-A Notes, Series 2001-A Notes, Series 2002-A Notes and the Guaranteed Notes shall increase by one percent (1.0%) per annum and on January 1, 2010 such interest rate shall increase by another one percent (1.0%) per annum, as set forth below:

	Interest Rate
	Immediately	Commencing on the	Commencing on
	Prior to the	Effective Date through	January 1, 2010
Notes	Effective Date	December 31, 2009	and thereafter
Series 1999-A Notes	6.79%	7.79%	8.79%
Series 2001-A Notes	6.60%	7.60%	8.60%
Series 2002-A Notes	5.24%	6.24%	7.24%
Guaranteed Notes	4.93%	5.93%	6.93%
     (b) Commencing on the Effective Date, the Applicable Percentage, as such term is used in Section 1.3(a) of the 2003 Note Agreement, for the Series 2003-A, Tranche 2, Notes and the Series 2003-A, Tranche 3, Notes shall increase by one percent (1.0%) per annum and on January 1, 2010 such Applicable Percentage shall increase by another one percent (1.0%) per annum, as set forth below:

	Applicable Percentage
	Immediately	Commencing on the	Commencing on
	Prior to the	Effective Date through	January 1, 2010
Notes	Effective Date	December 31, 2009	and thereafter
Series 2003-A, Tranche 2	1.05%	2.05%	3.05%
Series 2003-A, Tranche 3	1.10%	2.10%	3.10%
     (c) A new Section 1A is added to the 1999 Note Agreement and the 2002 Note Agreement immediately after Section 1 of such agreements, to read in its entirety as follows:
1A. CHANGE IN RESERVE REQUIREMENTS.
          The Notes shall bear interest from time to time at the stated rate of interest (and in the manner) specified therein. Notwithstanding the foregoing, unless, pursuant to generally applicable insurance regulations for U.S. life and health insurance companies, the risk based capital factor (the “Risk Based Capital

Factor”) attributable to any of the Notes on April 1, 2010, shall be at a level below the level attributable to such Notes on the Effective Date (an “RBC Change”), the interest rate on the outstanding Notes shall be increased by an additional two percent (2.0%) per annum commencing on April 1, 2010. This increase shall be in addition to the increases provided in Section 2.3(a) of the Global Amendment. Each holder of a Note agrees that (i) if it has actual knowledge of an RBC Change prior to April 1, 2010 it will use reasonable efforts to notify the Company of such RBC change prior to April 1, 2010 and (ii) upon written request of the Company prior to April 1, 2010, it will use reasonable efforts to ascertain whether there has been an RBC Change and to advise the Company thereof.
     (d) A new Section 1A is added to the 2003 Note Agreement immediately after Section 1 of such agreement, to read in its entirety as follows:
1A. CHANGE IN RESERVE REQUIREMENTS.
          Subject to the next succeeding sentence, the Notes shall bear interest from time to time at the stated rate of interest (and in the manner) specified therein. Notwithstanding the foregoing, unless, pursuant to generally applicable insurance regulations for U.S. life and health insurance companies, the risk based capital factor (the “Risk Based Capital Factor”) attributable to any of the Notes on April 1, 2010, shall be at a level below the level attributable to such Note on the Effective Date (an “RBC Change”), the applicable percentage to be used in determining Adjusted Libor for such Notes pursuant to Section 1.3(a) shall be increased by an additional two percent (2.0%) per annum commencing on April 1, 2010. This increase shall be in addition to the increases provided in Section 2.3(b) of the Global Amendment. Each holder of a Note agrees that (i) if it has actual knowledge of an RBC Change prior to April 1, 2010, it will use reasonable efforts to notify the Company of such RBC change prior to April 1, 2010 and (ii) upon written request of the Company prior to April 1, 2010, it will use reasonable efforts to ascertain whether there has been an RBC Change and to advise the Company thereof.
2.4. Section 8 of Note Agreements.
     (a) Section 8.5 of the 1999 and 2002 Note Agreements, and Section 8.6 of the 2003 Note Agreement, are amended to read in their entirety as follows, except that for purposes of the 2003 Note Agreement, all references below to “8.5” shall be deemed to mean “8.6”:
8.5. Purchase of Notes.
          The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase at not less than par plus accrued interest made by the Company or an Affiliate pro rata to the holders of All Notes of All Series at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 30 days. A failure by a holder to respond to an offer under clause (b) above or to accept any such offer as to all of such offer made to such holder, within the offer period, shall be deemed to constitute acceptance of such offer by such holder. If the holders of more than 25% of the principal amount of All Notes of All Series then outstanding accept or are deemed to have accepted such offer, the Company shall promptly notify the remaining holders of the actual percentage that have accepted and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.
     (b) The definition of “Remaining Scheduled Payments” in Section 8.6 of the 1999 and 2002 Note Agreements is amended to read in its entirety as follows:
          “Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon (for this purpose only to be calculated based upon the original coupon rate on such Note) that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.
     (c) A new Section 8.7 is added to the 1999 and 2002 Note Agreements and a new Section 8.9 is added to the 2003 Note Agreement, to read in its entirety as follows, except that for purposes of the 2003 Note Agreement, all references below to “8.7” shall be deemed to mean “8.9”:
8.7 Mandatory Offer to Prepay upon Change of Control.
     (a) Notice of Change of Control or Control Event — The Company will, within five Business Days after any Responsible Officer has knowledge of the occurrence of any Change of Control or Control Event, give notice of such Change of Control or Control Event to each holder of Notes unless notice in respect of such Change of Control (or the Change of Control contemplated by such Control Event) shall have been given pursuant to paragraph (b) of this Section 8.7. If a Change of Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in paragraph (c) of this Section 8.7 and shall be accompanied by the certificate described in paragraph (g) of this Section 8.7.
     (b) Condition to Company Action — The Company will not take any action that consummates or finalizes a Change of Control unless (i) at least 15 Business Days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes accompanied by the certificate described in paragraph (g) of this Section 8.7, and (ii) subject to the provisions of paragraph (d) below, contemporaneously with such action, it prepays all Notes required to be prepaid in accordance with this Section 8.7.
     (c) Offer to Prepay Notes — The offer to prepay Notes contemplated by paragraphs (a) and (b) of this Section 8.7 shall be an offer to prepay, in accordance with and subject to this Section 8.7, all, but not less than all, of the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a Business Day specified in such offer (the “Proposed Prepayment Date”). If such Proposed Prepayment Date is in connection with an offer contemplated by paragraph (a) of this Section 8.7, such date shall be not less than 30 days and not more than 60 days after the date of such offer.
     (d) Acceptance; Rejection — A holder of Notes may accept the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance to be delivered to the Company on or before the date specified in the certificate described in paragraph (g) of this Section 8.7. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.7, or to accept an offer as to all of the Notes held by the holder, within such time period shall be deemed to constitute acceptance of such offer by such holder.
     (e) Prepayment — Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the outstanding principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment and shall not require the payment of any Make-Whole Amount or prepayment premium. The prepayment shall be made on the Proposed Prepayment Date except as provided in paragraph (f) of this Section 8.7.
     (f) Deferral Pending Change of Control — The obligation of the Company to prepay Notes pursuant to the offers required by paragraphs (a) and (b) and accepted in accordance with paragraph (d) of this Section 8.7 is subject to the occurrence of the Change of Control in respect of which such offers and acceptances shall have been made. In the event that such Change of Control does not occur on or prior to the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until and shall be made on the date on which such Change of Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change of Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change of Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.7 in respect of such Change of Control shall be deemed rescinded). Notwithstanding the foregoing, in the event that the prepayment has not been made within 90 days after such Proposed Prepayment Date by virtue of the deferral provided for in this Section 8.3(f), the Company shall make a new offer to prepay in accordance with paragraph (c) of this Section 8.7.
     (g) Officer’s Certificate — Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date, (ii) that such offer is made pursuant to this Section 8.7, (iii) the principal amount of each Note offered to be prepaid, (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date, (v) that the conditions of this Section 8.7 have been fulfilled, (vi) in reasonable detail, the nature and date or proposed date of the Change of Control and (vii) the date by which any holder of a Note that wishes to accept such offer must deliver notice thereof to the Company, which date shall not be earlier than three Business Days prior to the Proposed Prepayment Date or, in the case of a prepayment pursuant to Section 8.7(b), the date of the action referred to in Section 8.7(b)(i).
2.5. Section 10 of the Note Agreements.
          Section 10 of each of the Note Agreements is amended to read in its entirety as follows:
     10. NEGATIVE COVENANTS.
          The Company covenants that so long as any of the Notes are outstanding:
     10.1 Total Indebtedness/Capital Ratio.
          The Company will not permit the Total Indebtedness/Capital Ratio to be greater than .50 to 1.0 as of the last day of any fiscal quarter.
     10.2. Priority Debt.
          The Company will not permit Priority Debt to be greater than 20% of Consolidated Net Worth at any time.
     10.3. [Reserved].

     10.4. Liens
          The Company will not, and will not permit any Subsidiary to, permit to exist, create, assume or incur, directly or indirectly, any Lien on its properties or assets, whether now owned or hereafter acquired, except:
     (a) Liens for taxes, assessments or governmental charges not then due and delinquent or the nonpayment of which is permitted by Section 9.4;
     (b) Liens incidental to the ordinary course of business of the Company or any Subsidiary to secure claims for labor, materials or supplies in respect to obligations not overdue or in connection with the ownership of property (including workers’ compensation, unemployment insurance, warehousemen’s, mechanics’, materialmen’s and attorney’s liens and statutory landlords’ liens) that are not incurred in connection with the borrowing of money and that in the aggregate do not materially interfere with the conduct of the business of the Company and its Subsidiaries taken as a whole or Materially impair the use or value of the property or assets subject thereto;
     (c) any attachment or judgment Lien, unless the judgment it secures has not, within 60 days after the entry thereof, been discharged or execution thereof stayed pending appeal, or has not been discharged within 60 days after the expiration of any such stay;
     (d) Liens securing Indebtedness of a Subsidiary to the Company or to another Subsidiary;
     (e) [Reserved];
     (f) minor survey exceptions and the like that do not Materially detract from the value or utility of such property;
     (g) encumbrances in the nature of leases, subleases, zoning restrictions, easements, rights of way and other rights and restrictions of record on the use of real property and defects in title arising or incurred in the ordinary course of business, which, individually and in the aggregate do not Materially impair the use or value of the property or assets subject thereto;
     (h) Liens (i) existing on property at the time of its acquisition by the Company or a Subsidiary and not created in contemplation thereof, whether or not the Indebtedness secured by such Lien is assumed by the Company or a Subsidiary; or (ii) on property created contemporaneously with its acquisition or within 180 days of the acquisition or completion of construction or improvement thereof to secure or provide for all or a portion of the purchase price or cost of construction or improvement of such property after the date of Closing; or (iii) existing on property of a Person at the time such Person is merged or consolidated with, or becomes a Subsidiary of, or substantially all of its assets are acquired by, the Company or a Subsidiary and not created in contemplation thereof; provided that in the case of clauses (i), (ii) and (iii) such Liens do not extend to additional property of the Company or any Subsidiary (other than property that is an improvement to or is acquired for specific use in connection with the subject property) and, in the case of clause (ii) only, that the aggregate principal amount of Indebtedness secured by each such Lien does not exceed the lesser of the fair market value (determined in good faith by the board of directors of the Company) or cost of acquisition or construction of the property subject thereto;
     (i) Liens resulting from extensions, renewals or replacements of Liens permitted by paragraph (d), (e) and (h), provided that (i) there is no increase in the principal amount or decrease in the maturity of the Indebtedness secured thereby at the time of such extension, renewal or replacement, (ii) any new Lien attaches only to the same property theretofore subject to such earlier Lien and (iii) immediately after such extension, renewal or replacement no Default or Event of Default would exist; and
     (j) additional Liens securing Indebtedness not otherwise permitted by paragraphs (a) through (i) above, provided that, at the time of creation, assumption or incurrence thereof and any time thereafter, Priority Debt does not exceed 20% of Consolidated Net Worth.
Notwithstanding the foregoing or any other provision of this Agreement to the contrary, the Company will not, and will not permit any Subsidiary to, permit to exist, create, assume or incur, directly or indirectly, any Lien on its properties or assets, whether now owned or hereafter acquired, in favor of any lenders under the Credit Agreement unless concurrently therewith the Company makes or causes to be made effective provision whereby the Notes are secured by such Lien equally and ratably with any and all Indebtedness thereby secured pursuant to agreements containing terms reasonably acceptable to the Required Holders.
     10.5 Sale of Assets.
          Except as permitted by Section 10.6, the Company will not, and will not permit any Subsidiary to, sell, lease, transfer or otherwise dispose of, including by way of merger (collectively, a “Disposition”), any assets, including capital stock of Subsidiaries, in one or a series of transactions, to any Person, other than:
     (a) Dispositions in the ordinary course of business;
     (b) Dispositions by the Company to a Wholly Owned Subsidiary or by a Subsidiary to the Company or to another Wholly Owned Subsidiary or
     (c) other Dispositions not otherwise permitted by this Section 10.5, including the sale of receivables pursuant to asset securitization transactions, provided that the aggregate net book value of all assets so disposed of in any fiscal year pursuant to this Section 10.5(c) does not exceed 15% of Consolidated Total Assets as of the end of the immediately preceding fiscal year.

Notwithstanding the foregoing, the Company may, or may permit any Subsidiary to, make a Disposition and the assets subject to such Disposition shall not be subject to or included in the foregoing limitation and computation contained in Section 10.5(c), to the extent that the net proceeds from such Disposition (after repayment of any Indebtedness secured by a Lien on the assets subject to such Disposition) are within one year of such Disposition:
     (A) reinvested in productive assets by the Company or a Subsidiary; or
     (B) applied to the payment or prepayment of the Notes and any other outstanding Indebtedness of the Company that is pari passu or senior to the Notes.
For purposes of foregoing clause B, the Company shall offer to prepay (on a Business Day not less than 30 or more than 60 days following such offer) the Notes, on a pro rata basis with the other Indebtedness that the Company elects to include in such offer, at a price of 100% of the principal amount of the Notes to be prepaid (without any Make-Whole Amount), together with interest accrued to the date of prepayment; provided that if any holder of the Notes declines or rejects such offer, the proceeds that would have been paid to such holder shall be offered pro rata to the other holders of the Notes that have accepted the offer. A failure by a holder of Notes to respond in writing not later than 10 Business Days prior to the proposed prepayment date to an offer to prepay made pursuant to this Section 10.5 shall be deemed to constitute acceptance of such offer by such holder. Solely for the purposes of foregoing clause (B), whether or not such offers are accepted by the holders, the entire principal amount of the Notes subject thereto shall be deemed to have been prepaid.
     10.6 Merger, Consolidation, etc.
          The Company will not, and will not permit any Subsidiary to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person except that:
     (a) the Company may consolidate or merge with any other Person or convey, transfer, sell or lease all or substantially all of its assets in a single transaction or series of transactions to any Person, provided that:
     (i) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation, such corporation (x) shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and (y) shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and
     (ii) at the time of such transaction and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and
     (b) any Subsidiary may (x) merge into the Company (provided that the Company is the surviving corporation) or a Wholly Owned Subsidiary (provided that a Wholly Owned Subsidiary is the surviving corporation) or (y) sell, transfer or lease all or any part of its assets to the Company or a Wholly Owned Subsidiary, or (z) merge or consolidate with, or sell, transfer or lease all or substantially all of its assets to, any Person in a transaction that is permitted by Section 10.5 or, as a result of which, such Person becomes a Wholly Owned Subsidiary; provided in each instance set forth in clauses (x) through (z) that, immediately before and after giving effect thereto, there shall exist no Default or Event of Default.
No such conveyance, transfer or lease of all or substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.6 from its liability under this Agreement or the Notes.
     10.7 Indebtedness of Subsidiaries.
          The Company will not permit any Subsidiary to create, incur, assume, guaranty or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:
     (a) Indebtedness of Subsidiary Guarantors to the banks, the banks’ Affiliates (in the case of Hedging Liability) and the agent under the Credit Agreement as guarantors under the Bank Guarantees and as borrowers under the Credit Agreement;
     (b) Indebtedness of Wholly-Owned Subsidiaries to the Company or to other Wholly-Owned Subsidiaries;
     (c) Indebtedness under hedging arrangements permitted by Section 10.14 (m);
     (d) Indebtedness under each Subsidiary Guaranty;
     (e) Indebtedness under Guaranties permitted under Sections 10.14 (q) or (t);
     (f) Securitization Transaction Attributed Indebtedness in connection with Qualified Trade Securitization Transactions; and

     (g) Indebtedness not otherwise permitted by this Section 10.7 provided that Priority Debt does not at any time exceed 20% of Consolidated Net Worth.
     10.8 Subsidiary Guarantors.
          At no time will the aggregate of the assets directly owned by the Company and directly owned by the Subsidiary Guarantors (excluding, for the purposes of this calculation, assets owned by any Subsidiary that is not a Subsidiary Guarantor) comprise less than 50% of the consolidated total assets of the Company and its Subsidiaries.
     10.9 Guaranties by Subsidiaries.
          The Company will not permit any Subsidiary to become a party to the Bank Guarantees or to directly or indirectly guarantee any of the Company’s Indebtedness or other obligations under the Credit Agreement unless such Subsidiary is, or concurrently therewith becomes, a party to the Subsidiary Guaranty.
     10.10 Nature of Business.
          The Company will not, and will not permit any Subsidiary to, engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, were engaged on December 31, 2008.
     10.11. Transactions with Affiliates.
          The Company will not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course of business and pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.
     10.12. Consolidated Net Worth.
          The Company will at all times maintain a Consolidated Net Worth of not less than the sum of (a) $355,000,000 plus (b) 50% of Consolidated Net Income for each fiscal quarter ending on or after March 31, 2007 for which such Consolidated Net Income is a positive amount (i.e., there shall be no reduction to the minimum amount of Consolidated Net Worth required to be maintained hereunder for any fiscal quarter in which Consolidated Net Income is less than zero).

     10.13. Interest Coverage Ratio.
          The Company will not permit the Interest Coverage Ratio to be less than 3.00 to 1.00 as of the end of any fiscal quarter.
     10.14. Investments, Acquisitions, Loans, Advances and Guaranties.
          The Company will not, and will not permit any Subsidiary to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances to, any other Person, or acquire all or any substantial part of the assets or business of any other Person or division thereof, or be or become liable as endorser, guarantor, surety or otherwise (such as liability as a general partner) for any debt, obligation or undertaking of any other Person, or otherwise agree to provide funds for payment of the obligations of another, or supply funds thereto or invest therein or otherwise assure a creditor of another against loss, or apply for or become liable to the issuer of a letter of credit which supports an obligation of another, or subordinate any claim or demand it may have to the claim or demand of any other Person (cumulatively, all of the foregoing, being “Investments”); other than:
     (a) investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America provided that any such obligation matures within one year from the date it is acquired by the Company or Subsidiary;
     (b) investments in commercial paper rated P-l by Moody’s or A-l by S&P maturing within one year of its date of issuance;
     (c) investments in certificates of deposit issued by any United States commercial bank having capital and surplus of not less than $100,000,000 maturing within one year from the date of issuance thereof or in banker’s acceptances endorsed by any such commercial bank and maturing within six months of the date of acceptance or in Eurodollar time deposits placed with any such commercial bank;
     (d) investments in repurchase obligations with a term of not more than seven days for underlying securities of the types described in subsection (a) above entered into with any bank meeting the qualifications specified in subsection (c) above, provided all such agreements require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System;
     (e) investments in money market funds that invest solely, and that are restricted by their respective charters to invest solely, in investments of the type described in the immediately preceding subsections (a), (b), (c) and (d) above;

     (f) tax-exempt obligations, having an effective maturity within one year from the date of acquisition, that are rated in one of the top two rating classifications by at least one nationally recognized rating agency; and
     (g) ownership of stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Company or any Subsidiary;
     (h) endorsements of negotiable instruments for collection in the ordinary course of business;
     (i) loans and advances to employees in the ordinary course of business for travel, relocation, and similar purposes;
     (j) Permitted Acquisitions;
     (k) Guaranties by Subsidiary Guarantors under the Bank Guaranties;
     (l) Guaranties by Subsidiary Guarantors under the Subsidiary Guaranties;
     (m) interest rate swaps and other recognized hedging arrangements entered into by the Company or any Subsidiary in the ordinary course of its business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by the Company or such Subsidiary and not for purposes of speculation or taking a “market view”, and guaranties by the Company or any Subsidiary of the obligations under such interest rate swaps or other recognized hedging arrangements;
     (n) investments by the Company and its Subsidiaries from time to time in their respective Subsidiaries;
     (o) Investments comprised of capital contributions (whether in the form of cash, a note, or other assets) to a Subsidiary or other special-purpose entity created solely to engage in a Qualified Securitization Transaction or otherwise resulting from transfers of assets permitted by Section 10.5 hereof to such a special-purpose entity;
     (p) Trade Value Agreements aggregating not more than $50,000,000 at any one time outstanding;
     (q) Guaranties not otherwise permitted by this Section 10.14 aggregating not more than $100,000,000 at any one time outstanding (specifically excluding Trade Value Agreements, which are permitted only under clause (p) above), and provided that any Guaranties entered into by Subsidiaries pursuant to this clause (q) shall also reduce, on a dollar-for-dollar basis, the amount available for Guaranties under clause (t), below, even if such Guaranties entered into under this clause (s) could not otherwise be entered into under said clause (t);

     (r) [Reserved];
     (s) Guaranties by the Company of the indebtedness, obligations and liabilities of Subsidiary borrowers under the Credit Agreement; and
          (t) Investments not otherwise permitted by this Section 10.14 aggregating not more than $20,000,000 at any one time outstanding (specifically excluding Trade Value Agreements, which are permitted only under clause (p) above), and provided that any Guaranties entered into by Subsidiaries pursuant to this clause (t) shall also reduce, on a dollar-for-dollar basis, the amount available for Guaranties under clause (s) above, even if such Guaranties entered into under this clause (t) could not otherwise be entered into under said clause (s).
In determining the amount of Investments permitted under this Section 10.14, investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), loans and advances shall be taken at the principal amount thereof then remaining unpaid, guaranties (other than Trade Value Agreements) shall be taken at the amount of obligations guaranteed thereby and Trade Value Agreements shall be valued as set forth in the definition of such term.
     10.15. Most Favored Lender.
     (a) If the Company shall at any time amend or modify any provision of the Credit Agreement that requires the Company to comply with any financial covenant, undertaking, restriction or other provision that limits or measures indebtedness, interest expense, stockholders’ equity, asset sales, sale and leasebacks, liens, subsidiary indebtedness, credit ratings or any similar items (however expressed and whether stated as a ratio, as a fixed threshold, as an event of default, as a right to be prepaid or offered to be prepaid or otherwise) (each a “Financial Covenant”) that is not at such time included or, after such amendment or modification, is more restrictive than what is then included in this Agreement, then the Company shall within 3 Business Days provide a Most Favored Lender Notice to each holder of the Notes. Unless waived in writing by the Required Holders within 3 Business Days of the date on which such notice is required to be sent, each such Financial Covenant and each event of default, definition and other provision relating to such Financial Covenant in the Credit Agreement (as amended or modified from time to time thereafter) shall be deemed to be incorporated by reference in this Agreement, mutatis mutandis, as if then set forth herein in full.
     (b) The incorporation of any Financial Covenant pursuant to this Section 10.15 shall:
     (i) automatically (without any further action being taken by the Company or any holder of a Note) take effect as of the time of effectiveness of such Financial Covenant under the Credit Agreement;
     (ii) so long as no Default or Event of Default shall then exist under or in respect of such incorporated Financial Covenant, automatically (without any further action being taken by the Company or any holder of a Note other than as set forth below) be deleted or further modified if such Financial Covenant, definition, event of default or other provision relating thereto is deleted (other than by virtue of a termination of the Credit Agreement) or made less restrictive on the Company and its Subsidiaries by way of a permanent written amendment or modification of such Credit Agreement (and not by temporary waiver of rights thereunder); provided that:
     (A) if any fee or other consideration is paid or given to any bank party to the Credit Agreement in connection with such deletion or modification, each holder of a Note receives equivalent consideration on a pro rata basis and such deletion or modification shall not be effective until such consideration is received by each such holder; and
     (B) in no event shall any deletion or relaxation of any such Financial Covenant have the effect of deleting or making less restrictive any covenant or other provision specifically set forth in this Agreement; and
     (iii) subject to Section 10.15(b)(ii), continue in effect regardless of any subsequent termination of the Credit Agreement.
2.6. Amendments of Section 11 of Note Agreements.
     (a) Section 11(c) of each of the Note Agreements is amended to read in its entirety as follows:
     (c) the Company defaults in the performance of or compliance with any term contained in Sections 7.1(e) or 10.1 through 10.15; or
     (b) Each reference to “5% of Adjusted Consolidated Net Worth (as of the end of the most recently completed fiscal period of the Company)” in Sections 11(f) and (i) is replaced with “$25,000,000.”
2.7. Amendment of Schedule B of Note Agreements.
          Schedule B of each of the Note Agreements is amended and restated to read in its entirety as follows:
          As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
          “Acquired Business” means the entity or assets acquired by the Company or a Subsidiary in an Acquisition, whether before or after the date hereof.
          “Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person (other than a Person that is a Subsidiary), or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.
          “Adjusted LIBOR Rate” is defined in Section 1.3(a) of the 2003 Note Agreement.
          “Affiliate” means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.
          “All Notes of All Series” means, at any time, the Notes then outstanding under the Note Agreements.
          “Anti-Terrorism Order” means Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001).
          “Bank Guarantees” means the Guaranties contained in or provided by any Subsidiary in connection with the Credit Agreement.
          “Business Day” means (a) for the purposes of Section 8.6 of the 1999 and 2002 Note agreements and Section 8.7 of the 2003 Note Agreement only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Chicago, Illinois, or New York, New York are required or authorized to be closed; provided that, if the applicable Business Day relates to the determination of LIBOR, a day on which dealings are also carried on in U.S. dollar deposits in the London interbank market.
          “Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

          “Change of Control” means:
     (a) an event or series of events by which any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 25% or more of the voting power of the then outstanding Voting Stock of the Company;
     (b) individuals who, at the beginning of any period of 24 consecutive months, constitute the Company’s board of directors (together with any new director whose election by the Company’s board of directors or whose nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than death or disability) to constitute a majority of the Company’s board of directors then in office;
     (c) the stockholders of the Company approve a merger or consolidation of the Company with any other Person (other than a merger or consolidation which would result in the Voting Stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least 51% of the Voting Stock of the Company or such surviving entity outstanding immediately after such merger or consolidation); or
     (d) any “Change of Control” (or words of like import), as defined in any agreement or indenture relating to any issue of Indebtedness aggregating in excess of $10,000,000 shall occur, the effect of which is to cause the acceleration of any issue of such Indebtedness or to enable any holder of such Indebtedness to cause the Company or any Subsidiary to repurchase, redeem, pay, prepay or retire any such Indebtedness held by it.
          “Closing” is defined in Section 3.
          “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.
          “Company” means Federal Signal Corporation, a Delaware corporation.
          “Confidential Information” is defined in Section 20 of the 1999 and 2003 Note Agreements and Section 21 of the 2002 Note Agreement.
          “Consolidated Net Income” means, for any period, the net income (or net loss) of the Company and its Subsidiaries for such period computed on a consolidated basis in accordance with GAAP.
          “Consolidated Net Worth” means, as of any date, the sum of all equity and retained earnings of the Company and its Subsidiaries, determined in accordance with GAAP on a consolidated basis, but without deducting therefrom (a) any non-cash charges or including therein any non-cash gains resulting from the impact of SFAS No. 87 (Employers’ Accounting for Pensions), or (b) non-cash charges in an aggregate amount not to exceed $200,000,000 relating to the sale, revaluation, closure or disposition of assets, provided that such charges are non-cash charges in the period in which taken and in all future periods, in each case notwithstanding the GAAP treatment of any such charges or gains.
          “Consolidated Total Assets” means, as of any date, the assets and properties of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.
          “Control Event” means:
     (a) the execution by the Company or any of its Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events that, individually or in the aggregate, may reasonably be expected to result in a Change of Control;
     (b) the execution of any written agreement that, when fully performed by the parties thereto, would result in a Change of Control; or
     (c) the making of any written offer by any “person” (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act) to the holders of the common stock of the Company, which offer, if accepted by the requisite number of holders, would result in a Change of Control.
          “Credit Agreement” means the Second Amended and Restated Credit Agreement dated as of April 25, 2007 by and among the Company, the Subsidiaries of the Company from time to time party thereto, the several financial institutions from time to time party thereto, and Bank of Montreal, as Agent, as supplemented and amended by a Supplemental Agreement dated as of September 6, 2007 and a Second Amendment and Waiver dated as of March 27, 2008, as such agreement may be hereafter amended, restated, supplemented, refinanced, increased or reduced from time to time, and any successor credit agreement or similar facility.
          “Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.
          “Default Rate” means, at any time, a rate of interest that is the greater of (i) 2% per annum above the rate of interest otherwise payable on the Notes at such time or (ii) 2% over the rate of interest publicly announced by Bank of America in Chicago, Illinois as its “base” or “prime” rate at such time.
          “Disposition” is defined in Section 10.5.

          “EBIT” means, for any period, Consolidated Net Income for such period plus all amounts deducted in arriving at such Consolidated Net Income amount for such period for (w) Interest Expense, (x) federal, state and local income tax expense, (y) cash charges relating to the restructuring, closure, sale or consolidation of existing operational facilities in an aggregate amount not to exceed $15,000,000, and (z) non-cash charges in an aggregate amount not to exceed $200,000,000 relating to the sale, revaluation, closure or disposition of assets, provided that such charges are non-cash charges in the period in which taken and in all future periods.
          “Eligible Line of Business” means any business similar to, consistent with or complementary to the lines of business engaged in as of the date of this Agreement by the Company or any of its Subsidiaries.
          “Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
          “ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.
          “Event of Default” is defined in Section 11.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Existing Notes” is defined in Section I of the Global Amendment.
          “Financial Covenant” is defined in Section 10.15(a).
          “Financial Letter of Credit” means any standby letter of credit which represents an irrevocable obligation to the beneficiary on the part of one or more of the banks party to any Credit Agreement (and any successor thereto) (i) to repay money borrowed by or advanced to or for the account of the account party or (ii) to make any payment on account of any indebtedness undertaken by the account party, in the event the account party fails to fulfill its obligation to the beneficiary and any other standby letter of credit which is not a Performance Letter of Credit.
          “GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

          “Global Amendment” means the Global Amendment to Note Purchase Agreements dated as of April 27, 2009, between the Company and the holders of the Notes named therein.
          “Governmental Authority” means
     (a) the government of
     (i) the United States of America or any State or other political subdivision thereof, or
     (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or
     (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
          “Guaranteed Notes” means the 5.93% Guaranteed Senior Notes due December 30, 2012 issued pursuant to the 2002 Note Agreement.
          “Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:
     (a) to purchase such indebtedness or obligation or any property constituting security therefor;
     (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;
     (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or
     (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.
In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

          “Hazardous Material” means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polycholorinated biphenyls).
          “Hedging Liability” means the liability of the Company or any Subsidiary of the Company to any of the banks party to the Credit Agreement, or any Affiliates of such banks, in respect of any interest rate, foreign currency, and/or commodity swap, exchange, cap, collar, floor, forward, future or option agreement, or any other similar interest rate, currency or commodity hedging arrangement, as the Company or such Subsidiary of the Company, as the case may be, may from time to time enter into with any one or more of the Banks party to the Credit Agreement or their Affiliates.
          “Hostile Acquisition” means the acquisition of the capital stock or other equity interests of a Person through a tender offer or similar solicitation of the owners of such capital stock or other equity interests which has not been approved (prior to such acquisition) by resolutions of the Board of Directors of such Person or by similar action if such Person is not a corporation, or as to which such approval has been withdrawn.
          “holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1 of the 1999 or 2003 Note Agreement or Section 14.1 of the 2002 Note Agreement, as the case may be.
          “Indebtedness” with respect to any Person means, at any time, without duplication,
     (a) its liabilities for borrowed money;
     (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable and other accrued liabilities arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);
     (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;
     (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);
     (e) all its liabilities in respect of Financial Letters of Credit; and

     (f) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (e) hereof;
but specifically excluding from this definition of “Indebtedness” (x) Securitization Transaction Attributed Indebtedness in connection with Qualified Lease Securitization Transactions and (y) Trade Value Agreements. Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (f) (except to the extent of the foregoing exclusion) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP. Indebtedness shall be calculated for all purposes of this Agreement at its stated principal amount without regard to the effect of utilizing FASB No. 159 (Fair Value Option for Financial Assets and Financial Liabilities).
          “INHAM Exemption” is defined in Section 6.2(e).
          “Institutional Investor” means (a) any original purchaser of a Note and (b) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.
          “Intercreditor Agreement” means the Amended and Restated Intercreditor Agreement dated as of May 17, 2003 among the banks party to the Credit Agreement and holders of senior notes heretofore issued by the Company, as such agreement may from time to time hereafter be amended, restated or supplemented, and any successor agreement thereto.
          “Interest Coverage Ratio” means, for any period of four consecutive fiscal quarters of the Company ending with the most recently completed such fiscal quarter, the ratio of EBIT minus Interest Income to Interest Expense for such period.
          “Interest Expense” means, for any period, interest expense excluding any interest expense not payable in cash (such as, for example, amortization of discount and amortization of debt issuance costs) of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but specifically including any interest, discount or other financing costs, however described, in connection with any Qualified Trade Securitization Transaction (but not any Qualified Lease Securitization Transaction) which is interest expense or would be characterized as interest expense if such Qualified Trade Securitization Transaction were structured as a secured lending transaction rather than as a purchase.
          “Interest Income” means interest income on Financial Services Assets.
          “Interest Payment Date” means, with respect to any Note, the dates specified for the payment of interest in such Note.
          “Interest Period” is defined in Section 1.3(c) of the 2003 Note Agreement.

          “Investments” is defined in Section 10.14.
          “LIBOR” is defined in Section 1.3(a) of the 2003 Note Agreement.
          “LIBOR Breakage Amount” is defined in Section 8.8 of the 2003 Note Agreement.
          “Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).
          “Make-Whole Amount” is defined in Section 8.6 of the 1999 and 2002 Note Agreements and Section 8.7 of the 2003 Note Agreement.
          “Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.
          “Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the ability of any Subsidiary Guarantor to perform its obligations under the Subsidiary Guaranty, or (d) the validity or enforceability of this Agreement, the Notes or the Subsidiary Guaranty.
          “Most Favored Lender Notice” means a written notice from the Company to each holder of the Notes delivered, within the time specified in Section 10.15, after the inclusion of any Financial Covenant or any event of default, definition or other provision relating to such Financial Covenant in the Credit Agreement (including by way of waiver, amendment or other modification of any exiting provision thereof) by a Responsible Officer of the Company, in reasonable detail, including reference to Section 10.15, a verbatim statement of such Financial Covenant, event of default, definition or other provision relating to such Financial Covenant and any related explanatory calculations, as applicable.
          “Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).
          “1999 Note Agreement” means the Note Purchase Agreement dated as of June 1, 1999, as supplemented by a First Supplement dated as of May 15, 2001, a Second Supplement dated as of November 15, 2001 and a Third Supplement dated as of December 1, 2002 and the Global Amendment among the Company and each of the Purchasers or Holders named in Schedules A or Annex I thereto.

          “Note Agreements” means the 1999 Note Agreement, the 2002 Note Agreement and the 2003 Note Agreement, collectively.
          “Notes” is defined in Section 3.1 of the Global Amendment.
          “Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.
          “Other Purchasers” is defined in Section 2.
          “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.
          “Performance Letter of Credit” means any standby letter of credit which represents an irrevocable obligation to the beneficiary on the part one or more of the banks party to any Credit Agreement (and any successor thereto) to make payment on account of any default by the account party in the performance of a nonfinancial or commercial obligation.
          “Permitted Acquisition” means any Acquisition with respect to which all of the following conditions shall have been satisfied:
     (a) the Acquired Business is in an Eligible Line of Business;
     (b) the Acquisition shall not be a Hostile Acquisition;
     (c) with respect to any Acquisition the aggregate purchase price of which is less than $50,000,000, the Company shall have, no fewer than two Business Days prior to the effective date of such Acquisition, delivered to the holders of the Notes a certificate signed by an authorized officer of the Company certifying that the conditions set forth in subparagraphs (e) and (f) have been satisfied with respect to such Acquisition;
     (d) with respect to any Acquisition the aggregate purchase price of which is greater than or equal to $50,000,000, the Company shall have, no fewer than two Business Days prior to the effective date of such Acquisition, delivered to holders of the Notes a certificate and supporting documentation signed by an authorized officer of the Company containing calculations in reasonable detail that demonstrate that the conditions set forth in subparagraphs (e) and (f) have been satisfied with respect to such Acquisition;
     (e) after giving effect to the Acquisition and any related transactions in connection therewith, no Default or Event of Default shall exist, including with respect to the financial covenants contained in Sections 10.1, 10.3, 10.11 and 10.12 on a pro forma basis and

     (f) after giving effect to the Acquisition and any related transaction in connection therewith, the Company’s Total Indebtedness/Capital Ratio shall not exceed 0.50 to 1.
          “Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.
          “Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.
          “Prepayment Premium” means, with respect to any floating rate Note, the premium, which may be specified as a percentage of the principal amount, if any, specified in this Agreement or in any Supplement to this Agreement, payable in connection with any optional redemption by the Company of such floating rate Note.
          “Priority Debt” means, as of any date, the sum (without duplication) of (a) unsecured Indebtedness of Subsidiaries on such date, other than Indebtedness permitted by Sections 10.7(a) through (f), and (b) Indebtedness of the Company and its Subsidiaries secured by Liens not otherwise permitted by Sections 10.4(a) through (i) on such date.
          “property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.
          “QPAM Exemption” means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.
          “Qualified Lease Securitization Transaction” means any Qualified Securitization Transaction pursuant to which the principal assets being sold, conveyed or otherwise transferred are equipment leases and rights related thereto.
          “Qualified Securitization Transaction” means any transaction or series of transactions that may be entered into by the Company or any Subsidiary pursuant to which the Company or any Subsidiary may sell, convey or otherwise transfer to a newly-formed Subsidiary or other special-purpose entity, or any other Person, any accounts or notes receivable or equipment leases and rights related thereto (including, in the case of equipment leases, the leased equipment), provided that all of the material terms and conditions of such transaction or series of transactions, including the amount and type of any recourse to the Company or any Subsidiary with respect to the assets transferred, are reasonably acceptable to the Required Holders.
          “Qualified Trade Securitization Transaction” means any Qualified Securitization Transaction other than a Qualified Lease Securitization Transaction.

          “Required Holders” means, at any time, the holders of at least a majority in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates) under the 1999 Note Agreement, the 2002 Note Agreement or the 2003 Note Agreement, as the context requires.
          “Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this agreement.
          “Reuters Screen LIBO Page” is defined in Section 1.3(a) of the 2003 Note Agreement.
          “Securities Act” means the Securities Act of 1933, as amended from time to time.
          “Securitization Transaction Attributed Indebtedness” means the amount of obligations outstanding under the legal documents entered into as part of any Qualified Securitization Transaction on any date of determination that would be characterized as principal if such Qualified Securitization Transaction were structured as a secured lending transaction rather than as a purchase.
          “Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.
          “Series 1999-A Notes” means the 7.79% Senior Note, Series 1999-A, due June 15, 2011 issued under the 1999 Note Agreement.
          “Series 2001-A Notes” means the 7.60% Senior Note, Series 2001-A, Tranche 2, due May 30, 2011 issued under the 1999 Note Agreement.
          “Series 2002-A Notes” means the 6.24% Senior Note, Series 2002-A, due December 15, 2012 issued under the 1999 Note Agreement.
          “Series 2003-A Notes” is defined in Section 1.2 of the 2003 Note Agreement.
          “Series 2003-A, Tranche 2, Floating Rate Notes” is defined in Section 1.2 of the 2003 Note Agreement.
          “Series 2003-A, Tranche 3, Floating Rate Notes” is defined in Section 1.2 of the 2003 Note Agreement.
          “Significant Subsidiary” means, at any time, any Subsidiary Guarantor and any Subsidiary that would at such time constitute a “significant subsidiary,” as defined in Regulation S-X of the Securities and Exchange Commission.
          “Subsidiary” means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such

Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.
          “Subsidiary Guaranty” is defined in Section 1.1 of the 1999 and 2003 Note Agreements and Section 1 of the 2002 Note Agreement.
          “Subsidiary Guarantor” is defined in Section 1.1 of the 1999 and 2003 Note Agreements and Section 1 of the 2002 Note Agreement.
          “Supplement” is defined in Section 1.1 of the 1999 and 2003 Note Agreements.
          “this Agreement” or “the Agreement” is defined in Section 17.3 of the 1999 and 2003 Note Agreements and Section 18.3 of the 2002 Note Agreement.
          “Total Indebtedness” means, as of any time, the Indebtedness of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.
          “Total Indebtedness/Capital Ratio” means, as of any time, the ratio of (i) Total Indebtedness to (ii) (x) Total Indebtedness plus (y) Consolidated Net Worth.
          “Trade Value Agreement” means a guaranty or contingent agreement or obligation, however expressed, pursuant to which the Company or any Subsidiary of the Company assures a customer that such customer will receive a certain minimum credit toward the purchase of new equipment from the Company or any Subsidiary of the Company for the value of equipment previously purchased from the Company or any Subsidiary of the Company that is traded in as part of such purchase of new equipment. The amount of any Trade Value Agreement for the purposes of this Agreement is the maximum amount of credit that the beneficiary thereof could utilize at any time during the duration of such Trade Value Agreement.
          “2002 Note Agreement” means the Note Purchase Agreement dated as of December 15, 2002, as amended by an Assumption and First Amendment dated as of January 31, 2008 and the Global Amendment among the Company and each of the Purchasers or Holders named in Schedule A or Annexe I thereto.
          “2003 Note Agreement” means the Master Note Purchase Agreement dated as of June 1, 2003, as amended by the Global Amendment among the Company and each of the Purchasers or Holders named in Schedule A or Annex I thereto.

          “USA Patriot Act” means Public Law 107-56 of the United States of America, United and Strengthening America by Providing Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001.
          “Voting Stock” of any Person means capital stock of any class or classes or other equity interests (however designated) having ordinary voting power for the election of directors or similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency.
          “Wholly Owned Subsidiary” means, at any time, any Subsidiary 100% of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly Owned Subsidiaries at such time.
3. AMENDMENT AND RESTATEMENT OF EXISTING NOTES.
3.1. Amendment and Restatement of Existing Notes.
          Each of the Existing Notes of each series is, without any further action required on the part of any other Person, deemed to be automatically amended to conform to and have the terms provided in this Global Amendment (except that the principal amount and the payee of each Existing Note shall remain unchanged). The Existing Notes, as amended and restated by Exhibit A, shall be hereinafter referred to, individually, as a “Note” and, collectively, as the “Notes.” Any Note issued on or after the Effective Date (as defined below) shall be in the form of Exhibit A-1, A-2, A-3, A-4, A-5 or A-6 to this Global Amendment. The term “Notes” as used in each Note Agreement shall include each Note delivered pursuant to any provision of such Note Purchase Agreement (and as hereafter amended) and each Note delivered in substitution or exchange for any such Note pursuant to any such provision.
3.2. Replacement Notes.
          Upon the request of any Holder at any time, the Company will issue a replacement Note or Notes in favor of each record holder of an Existing Note in exchange for such holder’s Existing Notes.
     4. REPRESENTATIONS AND WARRANTIES.
          To induce you to enter into this Global Amendment and consent to the Amendments, the Company represents and warrants as follows:
     4.1. Authorization, etc.
          The execution and delivery of this Global Amendment by the Company and compliance by the Company with its obligations hereunder and under each Note Agreement: (a) are within the corporate powers of the Company; and (b) are legal and do not conflict with, result in any breach of, constitute a default under, or result in the creation of any Lien upon any property of the Company under the provisions of: (i) the Company’s Certificate of Incorporation; (ii) any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to either the Company or its property; or (iii) any agreement or instrument to which the Company is a party or by which the Company or any of its property may be bound or any statute or other rule or regulation of any Governmental Authority applicable to the Company or its property.
          This Global Amendment has been duly authorized by all necessary action on the part of the Company, has been executed and delivered by a duly authorized officer of the Company, and constitutes, and each Note Agreement as amended by this Global Amendment constitutes, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors’ rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
4.2. No Defaults.
          After giving effect to this Global Amendment, (i) no Default or Event of Default will exist and (ii) no event will have occurred and no condition will exist that results in, or could reasonably be expected to result in, a Material Adverse Effect.
4.3. Reaffirmation of Representations and Warranties.
          Each of the representations and warranties contained in Section 5 of each Note Agreement is true and correct in all material respects with the same force and effect as if made by the Company on and the date hereof (or, if any representation or warranty is expressly stated to have been made as of a specific date, as of such date), except (a) for such changes, facts, transactions and occurrences that have been publicly disclosed by the Company (including in its financial statements and in its filings with the Securities and Exchange Commission) and (b) for changes in the ordinary course of business and other changes that have not had and could not reasonably be expected to have a Material Adverse Effect.
4.4. Solvency.
          After giving effect to the consummation of the transactions contemplated hereby (i) each of the fair value and the present fair saleable value of the assets (including any rights of subrogation or contribution to which such Person is entitled) of the Company and each Subsidiary Guarantor is greater than its debts and other liabilities (including contingent, unmatured and unliquidated debts and liabilities) and the maximum estimated amount required to pay such debts and liabilities as such debts and liabilities mature or otherwise become payable; (ii) the Company and each Subsidiary Guarantor is able and expects to be able to pay its debts and other liabilities (including contingent, unmatured and unliquidated debts and liabilities) as they mature; and (iii) the Company and each Subsidiary Guarantor does not have unreasonably small capital to carry on its business as conducted and as proposed to be conducted.

4.5. Federal Signal Canada Finance Company.
          Federal Signal Canada Finance Company, formerly a Subsidiary of the Company, has been liquidated and dissolved.
5. REPRESENTATION OF EACH HOLDER.
          Each Holder represents that it is the beneficial holder of the outstanding principal amount of the Existing Notes set forth opposite its name as sect forth on Annex I and that this Global Amendment has been duly authorized, executed and delivered by it or on its behalf.
6. EFFECTIVENESS.
          This Global Amendment shall become effective and binding upon the Company and the Holders on the date of the satisfaction in full of the following conditions precedent (the “Effective Date”):
6.1. Execution and Delivery of this Global Amendment.
          The Company and all Holders shall have executed and delivered this Global Amendment.
6.2. Representation and Warranties.
          The representations and warranties set forth in Section 4 of this Global Amendment shall be true and correct on such date in all respects.
6.3. Performance; No Default.
          The Company shall have performed and complied with all agreements and conditions contained in this Global Amendment required to be performed or complied with by it prior to or on the Effective Date and no Default or Event of Default shall have occurred and be continuing.
6.4. Opinion.
          The Holders shall have received opinions, dated the date hereof, from Jennifer Sherman, General Counsel for the Company, and Thompson Coburn LLP, special counsel for the Company, in form and substance satisfactory to the Holders and the Holders’ special counsel.
6.5. Prepayment of Notes.
          The Company shall have prepaid at least $50,000,000 aggregate principal amount of All Notes of All Series at a price of 100% of the principal amount of the Notes to be prepaid (without any Make-Whole Amount), plus interest accrued to the date of prepayment. Such prepayment shall be allocated among All Notes of All Series in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof, based upon the principal amounts set forth in Annex I. By its execution and delivery of this Global Amendment, each Holder party to such agreements waives compliance by the Company with the provisions of Section 8.2 and 8.5 of the 1999 and 2002 Note Agreement and Sections 8.2 and 8.6 of the 2003 Note Agreement for purposes of the prepayment referred to in the preceding sentence.
6.6. Amendment Fee.
          The Company shall have paid to each Holder, on or prior to the Effective Date, an amendment fee equal to, in the aggregate, 0.10% of the outstanding principal amount of the Notes held by each such Holder as set forth in Annex I. The Company shall have delivered to each Holder, at least one Business Day prior to the date of payment, a calculation and schedule of the payments to be made to each Holder in connection with the amendment fee and the prepayment pursuant to Section 5.5.
6.7. Payment of Special Counsel Fees.
          The Company shall have paid all fees and expenses of special counsel to the Holders.
6.8. Confirmation of Subsidiary Guaranty.
6.9. Proceedings and Documents.
          All corporate and other proceedings in connection with the transactions contemplated by this Global Amendment and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.
7. MISCELLANEOUS.
7.1. Part of Note Purchase Agreement; Future References, etc.
          This Global Amendment shall be construed in connection with and as a part of each Note Agreement and, except as expressly amended by this Global Amendment, all terms, conditions and covenants contained in each Note Agreement are ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Global Amendment may refer to each Note Agreement without making specific reference to this Global Amendment, but nevertheless all such references shall include this Global Amendment unless the context otherwise requires.
7.2. Counterparts; Facsimile.
          This Global Amendment may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed signature page by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Global Amendment.
7.3. Governing Law.
          THIS GLOBAL AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF ILLINOIS EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.
Remainder of page intentionally left blank.

          If you are in agreement with the foregoing, please sign the accompanying counterpart of this Global Amendment and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

Very truly yours,

FEDERAL SIGNAL CORPORATION

By:
Name:
Title:

By:
Name:
Title:

The foregoing is agreed
to as of the date thereof.
ALLSTATE LIFE INSURANCE COMPANY

By:
Name:

By:
Name:
               Authorized Signatories
ALLSTATE LIFE INSURANCE COMPANY OF
    NEW YORK

By:
Name:

By:
Name:
               Authorized Signatories
AMERICAN HERITAGE LIFE INSURANCE COMPANY

By:
Name:

By:
Name:
               Authorized Signatories

AMERICAN FAMILY LIFE INSURANCE COMPANY

By:
Name:
Title:

ACACIA LIFE INSURANCE COMPANY
By: Summit Investment Advisors, Inc., as Agent

By:
Name:	Andrew S. White
Title:	Managing Director — Private Placements

AMERITAS LIFE INSURANCE CORP.

By:
Name:	Andrew S. White
Title:	Managing Director — Private Placements

GENERAL AMERICAN LIFE INSURANCE COMPANY
By:	Metropolitan Life Insurance Company, as Investment Manager

By:
Name:
Title:

METROPOLITAN LIFE INSURANCE COMPANY

By:
Name:
Title:

GENWORTH LIFE AND ANNUITY INSURANCE COMPANY

By:

Name:
Title:

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
HARTFORD FIRE INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
By:	Hartford Investment Management Company
Their Agent and Attorney-in-Fact

By:
Name:
Title:

PHYSICIANS LIFE INSURANCE COMPANY
By:	Hartford Investment Management Company
Its Investment Manager
By:

Name:
Title:

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY, Successor by merger to
JEFFERSON-PILOT LIFE INSURANCE COMPANY
By:	Delaware Investment Advisers,
A series of Delaware Management Business Trust,
Attorney-in-Fact

By:

Name:	Jayson Bronchetti
Title:	Vice President

KNIGHTS OF COLUMBUS

By:
Name:
Title:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
BY:	Babson Capital Management LLC, as Investment Adviser

By:

Name:
Title:

C.M. LIFE INSURANCE COMPANY
By:	Babson Capital Management LLC, as Investment Adviser

By:

Name:
Title:

NATIONWIDE LIFE INSURANCE COMPANY

By:

Name:
Title:
NATIONWIDE MUTUAL INSURANCE COMPANY

By:

Name:
Title:

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	Prudential Investment Management, Inc., as investment manager

By:

Vice President

STATE FARM LIFE INSURANCE COMPANY

By:

Name:
Title:

By:

Name:
Title:

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
WESTERN NATIONAL LIFE INSURANCE COMPANY
      (formerly known as AIG Annuity Insurance Company)
SUNAMERICA LIFE INSURANCE COMPANY

By:	AIG Global Investment Corp., Investment adviser

By:

Name:
Title:

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
By:	CIGNA Investments, Inc. (authorized agent)

By:

Name:
Title:

ANNEX I
SCHEDULE OF HOLDERS
1999 Note Agreement

	6.79%	6.60%	5.24%
	Series 1999-A	Series 2001-A	Series 2002-A
Holder	Notes	Notes	Notes
Allstate Life Insurance Company			$4,000,000
Allstate Life Insurance Company of New York			$4,000,000
American Heritage Life Insurance Company			$2,000,000
American Family Life Insurance Company	$1,800,000
Cudd & Co.[1]	$1,800,000
Cudd & Co.[2]	$600,000
General American Life Insurance Company			$10,000,000
Genworth Life and Annuity Insurance Company			$3,000,000
Hartford Life and Annuity Insurance Company	$8,400,000.00	$1,285,714.29
Hartford Life Insurance Company		$3,085,714.29
Hartford Life and Accident Insurance Company	$6,000,000
Hartford Fire Insurance Company			$10,000,000
Physicians Life Insurance Company		$771,428.57
The Lincoln National Life Insurance Company			$8,000,000
Knights of Columbus	$3,900,000
Massachusetts Mutual Life Insurance Company	$7,080,000
C.M. Life Insurance Company	$420,000
Nationwide Life Insurance Company		$6,428,570.71	$5,000,000
Nationwide Mutual Insurance Company			$2,000,000
Pru & Co.[3]		$7,714,285.92
State Farm Life Insurance Company		$2,142,857.22	$5,000,000
The Variable Annuity Life Insurance Company			$7,000,000

Total	$30,000,000	$21,428,571.00	$60,000,000

[1]	Nominee of Ameritas Life Insurance Company

[2]	Nominee of Acacia Life Insurance Company.

[3]	Nominee of Prudential Retirement Insurance and Annuity Company.
Annex I

SCHEDULE OF HOLDERS
(Continued)
2002 Note Agreement

4.93%
Holder	Guaranteed Notes
Western National Life Insurance Company	$17,600,000
Metropolitan Life Insurance Company	$8,000,000
State Farm Life Insurance Company	$6,400,000

Total	$32,000,000

2003 Note Agreement

	Floating Rate Notes
	Series 2003-A	Series 2003-A
Holder	Tranche 2, Notes	Tranche 3, Notes
Allstate Life Insurance Company		$10,000,000
CIG & Co.[4]	$8,000,000
SunAmerica Life Insurance Company	$12,000,000

Total	$20,000,000	$10,000,000

[4]	Nominee of Connecticut General Life Insurance Company.
Annex I

2

EXHIBIT A-1
[FORM OF SERIES 1999-A NOTE]
FEDERAL SIGNAL CORPORATION
7.79% SENIOR NOTE, SERIES 1999-A
DUE JUNE 15, 2011

No. [ ]	[Date]
$[ ]	PPN: 313855 F@2
          FOR VALUE RECEIVED, the undersigned, FEDERAL SIGNAL CORPORATION (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                     ] DOLLARS on June 15, 2011, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance thereof (a) at the rate of 7.79% per annum from the date hereof, payable semiannually in arrears, on the 15th day of June and December in each year, commencing with the June 15 or December 15 next succeeding the date hereof, until December 31, 2009 and (b) thereafter at the rate of 8.79% per annum or such greater rate as may become payable pursuant to Section 1A of the Note Purchase Agreement referred to below on such dates until the principal hereof shall have become due and payable. To the extent permitted by law additional interest shall accrue and be payable on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at the Default Rate as defined in the Note Purchase Agreement referred to below.
          Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
          This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to a Note Purchase Agreement, dated as of June 1, 1999, as supplemented by a First Supplement dated as of May 15, 2001, a Second Supplement dated as of November 15, 2001 and a Third Supplement dated as of December 1, 2002 and as amended by a Global Amendment to Note Purchase Agreements dated as of April 27, 2009 (as so supplemented and amended and hereafter from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality
Exhibit A-1

provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.
          This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
          The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
          If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
          Payment of the principal of, and interest and Make-Whole Amount, if any, on this Note, and all other amounts due under the Note Purchase Agreement, is guaranteed pursuant to the terms of a Guaranty dated as of June 17, 1999 of certain Subsidiaries of the Company.
          This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

FEDERAL SIGNAL CORPORATION

By:
Name:
Title:

Exhibit A-1

2

EXHIBIT A-2
[FORM OF SERIES 2001-A, TRANCHE 2, NOTE]
FEDERAL SIGNAL CORPORATION
7.60% SENIOR NOTE, SERIES 2001-A,
TRANCHE 2, DUE MAY 30, 2011

No. [ ]	[Date]
$[ ]	PPN: 313855 F*4
          FOR VALUE RECEIVED, the undersigned, FEDERAL SIGNAL CORPORATION (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                     ] DOLLARS on May 30, 2011, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.60% per annum from the date hereof, payable semiannually in arrears, on May 30 and November 30 in each year, commencing with the May 30 or November 30 next succeeding the date hereof, until December 31, 2009 and (b) thereafter at the rate of 8.60% per annum or such greater rate as may become payable pursuant to Section 1A of the Note Purchase Agreement referred to below on such dates until the principal hereof shall have become due and payable. To the extent permitted by law additional interest shall accrue and be payable on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at the Default Rate as defined in the Note Purchase Agreement referred to below.
          Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
          This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to a Note Purchase Agreement, dated as of June 1, 1999, as supplemented by a First Supplement dated as of May 15, 2001, a Second Supplement dated as of November 15, 2001 and a Third Supplement dated as of December 1, 2002 and as amended by a Global Amendment to Note Purchase Agreements dated as of April 27, 2009 (as so supplemented and amended and hereafter from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality
Exhibit A-2

provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.
          This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
          The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
          If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
          Payment of the principal of, and interest and Make-Whole Amount, if any, on this Note, and all other amounts due under the Note Purchase Agreement, is guaranteed pursuant to the terms of a Guaranty dated as of June 17, 1999 of certain Subsidiaries of the Company.
          This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

FEDERAL SIGNAL CORPORATION

By:
Name:
Title:

Exhibit A-2

2

EXHIBIT A-3
[FORM OF SERIES 2002-A NOTE]
FEDERAL SIGNAL CORPORATION
6.24% SENIOR NOTE, SERIES 2002-A
DUE DECEMBER 15, 2012

No. [ ]	[Date]
$[ ]	PPN: 313855 E*5
          FOR VALUE RECEIVED, the undersigned, FEDERAL SIGNAL CORPORATION (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                     ] DOLLARS on December 15, 2012, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 6.24% per annum from the date hereof, payable semiannually in arrears, on June 15 and December 15 in each year, commencing with the first of such dates after the date hereof, until December 31, 2009 and (b) thereafter at the rate of 7.24% per annum or such greater rate as may become payable pursuant to Section 1A of the Note Purchase Agreement referred to below on such dates until the principal hereof shall have become due and payable. To the extent permitted by law additional interest shall accrue and be payable on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at the Default Rate as defined in the Note Purchase Agreement referred to below.
          Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
          This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to a Note Purchase Agreement, dated as of June 1, 1999, as supplemented by a First Supplement dated as of May 15, 2001, a Second Supplement dated as of November 15, 2001 and a Third Supplement dated as of December 1, 2002 and as amended by a Global Amendment to Note Purchase Agreements dated as of April 27, 2009 (as so supplemented and amended and hereafter from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality
Exhibit A-3

provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.
          This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
          The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
          If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
          Payment of the principal of, and interest and Make-Whole Amount, if any, on this Note, and all other amounts due under the Note Purchase Agreement, is guaranteed pursuant to the terms of a Guaranty dated as of June 17, 1999 of certain Subsidiaries of the Company.
          This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

FEDERAL	SIGNAL CORPORATION

By:
Name:
Title:

Exhibit A-3

2

EXHIBIT A-4
[FORM OF GUARANTEED NOTE]
FEDERAL SIGNAL CORPORATION
5.93% SENIOR NOTE
DUE DECEMBER 30, 2012

No. [ ]	[Date]
$[ ]	PPN: 313855 D#2
          FOR VALUE RECEIVED, the undersigned, FEDERAL SIGNAL CORPORATION (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                     ] DOLLARS on December 30, 2012, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 5.93% per annum from the date hereof, payable semiannually in arrears, on June 30 and December 30 in each year, commencing with the first of such dates after the date hereof, until December 31, 2009 and (b) thereafter at the rate of 6.93% per annum or such greater rate as may become payable pursuant to Section 1A of the Note Purchase Agreement referred to below on such dates until the principal hereof shall have become due and payable. To the extent permitted by law additional interest shall accrue and be payable on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at the Default Rate as defined in the Note Purchase Agreement referred to below.
          Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
          This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to a Note Purchase Agreement, dated as of December 15, 2002, as amended by an Assumption and First Amendment dated as of January 31, 2008 and a Global Amendment to Note Purchase Agreements date as of April 27, 2009 (as so supplemented and amended and hereafter from time to time amended, the “Note Purchase Agreement”), among the Company, a subsidiary of the Company to whom the Company has succeeded and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20
Exhibit A-4

of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.
          This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
          The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
          If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
          Payment of the principal of, and interest and Make-Whole Amount, if any, on this Note, and all other amounts due under the Note Purchase Agreement, is guaranteed pursuant to the terms of a Guaranty dated as of April 27, 2009 of certain Subsidiaries of the Company.
          This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

FEDERAL SIGNAL CORPORATION

By:
Name:
Title:

Exhibit A-4

2

EXHIBIT A-5
[FORM OF SERIES 2003-A, TRANCHE 2 NOTE]
FEDERAL SIGNAL CORPORATION
FLOATING RATE NOTE, SERIES 2003-A
TRANCHE 2, DUE JUNE 30, 2010

No. A2R-[ ]	[Date]
$[ ]	PPN: 313855 E@3
          FOR VALUE RECEIVED, the undersigned, FEDERAL SIGNAL CORPORATION (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, promises to pay to [      ], or registered assigns, the principal sum of $[     ] on June 30, 2010, with interest (computed on the basis of a 360-day year and the actual number of days elapsed) (a) on the unpaid principal thereof at a floating rate equal to the Adjusted LIBOR Rate from time to time, payable quarterly on each March 30, June 30, September 30 and December 30, commencing with the March 30, June 30, September 30 or December 30 next succeeding the date hereof until the principal shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest, any overdue payment of any Prepayment Premium and any overdue payment of any LIBOR Breakage Amount at the Default Rate until paid.
          Payments of principal of, interest on and any Prepayment Premium or LIBOR Breakage Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
          This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to separate Note Purchase Agreement, dated as of June 1, 2003, as amended by a Global Amendment to Note Purchase Agreements dated as of April 27, 2009 (as hereafter from time to time amended and supplemented, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Reference is made to the Note Purchase Agreement for the definitions used herein and the method of calculating the interest and other payments to be made or in respect of this Note. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.
          This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and
Exhibit A-5

registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
          This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
          If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Prepayment Premium and LIBOR Breakage Amount) and with the effect provided in the Note Purchase Agreement.
          Payment of the principal of, and interest, Prepayment Premium, if any, and LIBOR Breakage Amount, if any, on this Note, and all other amounts due under the Note Purchase Agreement, is guaranteed pursuant to the terms of a Subsidiary Guaranty dated as of June 1, 2003 of certain Subsidiaries of the Company.
          This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

FEDERAL SIGNAL CORPORATION

By:
Name:
Title:

Exhibit A-5

2

EXHIBIT A-6
[FORM OF SERIES 2003-A, TRANCHE 3 NOTE]
FEDERAL SIGNAL CORPORATION
FLOATING RATE NOTE, SERIES 2003-A
TRANCHE 3, DUE JUNE 30, 2013

No. A3R-[ ]	[Date]
$[ ]	PPN: 313855 E#1
          FOR VALUE RECEIVED, the undersigned, FEDERAL SIGNAL CORPORATION (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, promises to pay to [      ], or registered assigns, the principal sum of $[     ] on June 30, 2013, with interest (computed on the basis of a 360-day year and the actual number of days elapsed) (a) on the unpaid principal thereof at a floating rate equal to the Adjusted LIBOR Rate from time to time, payable quarterly on each March 30, June 30, September 30 and December 30, commencing with the March 30, June 30, September 30 or December 30 next succeeding the date hereof until the principal shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest, any overdue payment of any Prepayment Premium and any overdue payment of any LIBOR Breakage Amount at the Default Rate until paid.
          Payments of principal of, interest on and any Prepayment Premium or LIBOR Breakage Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
          This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to a Note Purchase Agreement, dated as of June 1, 2003, as amended by a Global Amendment to Note Purchase Agreements dated as of April 27, 2009 (as hereafter from time to time amended and supplemented, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Reference is made to the Note Purchase Agreement for the definitions used herein and the method of calculating the interest and other payments to be made or in respect of this Note. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.
          This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s
Exhibit A-6

attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
          This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
          If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Prepayment Premium and LIBOR Breakage Amount) and with the effect provided in the Note Purchase Agreement.
          Payment of the principal of, and interest, Prepayment Premium, if any, and LIBOR Breakage Amount, if any, on this Note, and all other amounts due under the Note Purchase Agreement, is guaranteed pursuant to the terms of a Subsidiary Guaranty dated as of June 1, 2003 of certain Subsidiaries of the Company.
          This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

FEDERAL SIGNAL CORPORATION

By:
Name:
Title:

Exhibit A-6

2

EXHIBIT B
CONFIRMATION OF SUBSIDIARY GUARANTY
          Reference is made to (i) the Note Purchase Agreement dated as of June 1, 1999, as supplemented by a First Supplement dated as of May 15, 2001 (‘First Supplement”), a Second Supplement dated as of November 15, 2001 (“Second Supplement”) and a Third Supplement dated as of December 1, 2002 (“Third Supplement”) among Federal Signal Corporation (the “Company”) and each of the Purchasers named in Schedules A thereto (such Note Purchase Agreement, as so supplemented, the “1999 Note Agreement”); (ii) the Note Purchase Agreement dated as of December 15, 2002, as amended by an Assumption Agreement and First Amendment dated as of January 31, 2008, among the Company (as guarantor of and successor to Federal Signal Canada Finance Company) and the Purchasers named in Schedule A thereto (the “2002 Note Agreement”); and (iii) the Master Note Purchase Agreement dated as of June 1, 2003 among the Company and the Purchasers named in Schedule A thereto (the “2003 Note Agreement” and, together with the 1999 Note Agreement and the 2002 Note Agreement, the “Note Agreements”).
          Pursuant to the Note Agreements the following series of Senior Notes were issued, all or a portion of which remain outstanding:
$50,000,000 6.79% Senior Notes, Series 1999-A, due June 15, 2011;
$50,000,000 6.60% Senior Notes, Series 2001-A, Tranche 2, due May 30, 2011;
$60,000,000 5.24% Senior Notes, Series 2002-A, due December 15, 2012;
$40,000,000 4.93% Guaranteed Senior Notes due December 30, 2012;
$20,000,000 Floating Rate Senior Notes, Series 2003-A, Tranche 2, due June 30, 2010;
$10,000,000 Floating Rate Senior Notes, Series 2003-A, Tranche 3, due June 30, 2013 (and, together with the Senior Notes referenced above, the “Existing Notes”).
Pursuant to Subsidiary Guaranties date as of June 17, 1999, June 1, 2003 and January 31, 2008, the undersigned guaranteed payment by the Company of all amounts due under the Note Agreements and the Notes. The Company and the holders of the Existing Notes have entered into a Global Amendment to Note Purchase Agreements dated as of April 27, 2009 (“Global Amendment”) that modifies the Note Agreements and the Existing Notes.
Exhibit B

          Each of undersigned acknowledge consents to such Global Amendment and acknowledges and affirms its obligations under each of the Subsidiary Guaranties. In witness whereof, the undersigned have caused this confirmation to be executed and delivered.
Dated: As of April 27, 2009

EMERGENCY ONE, INC.
VACTOR MANUFACTURING, INC.
ELGIN SWEEPER COMPANY
FEDERAL APD INCORPORATED
FS DEPOT, INC.
ATHEY PRODUCT, INC.
E-ONE NEW YORK, INC.
FEDERAL SIGN AND SIGNAL, INC.
GUZZLER MANUFACTURING, INC.
FEDERAL MERGER CORPORATION
FEDERAL SIGN, INC.
FEDERAL SIGNAL CREDIT CORPORATION
FS HOLDING, INC.
JETSTREAM OF HOUSTON, INC.
JETSTREAM OF HOUSTON, LLP
PAULUHN ELECTRIC MFG. CO. INC.
PAULUHN ELECTRIC MANUFACTURING, LLP

By:
Name:
Title:

VICTOR PRODUCTS USA, INCORPORATED

By:

Name:
Title:
Exhibit B